As filed with the Securities and Exchange Commission on February 11, 2009
Registration No. 333-112172

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LASERCARD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0176309 (I.R.S. Employer Identification Number)

1875 North Shoreline Boulevard
Mountain View,  CA 94043-1601
(650) 969-4428
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
_____________________________

Robert T. DeVincenzi
President and Chief Executive Officer
LaserCard Corporation
1875 North Shoreline Boulevard
Mountain View,  CA 94043-1601
(650) 969-4428
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
_____________________________

With a copy to: Timothy Curry O’Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, CA 94025 Telephone: (650) 473-2600 ________________________

Approximate date of commencement of proposed sale to the public:
Not applicable.If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, please check the following box. ☐
If this Form is a post-effective amendment to a  registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES

The undersigned Registrant hereby removes and withdraws from registration all of the unsold shares of its Common Stock previously registered pursuant to this Registration Statement on Form S-3 (Registration No. 333-112172, filed January 23, 2004), due to the expiration of the offering period during which the Registrant is required to maintain the effectiveness of the registration for sale of the shares by the Selling Stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 11th day of February, 2009.

LASERCARD CORPORATION

By	/s/ Robert T. DeVincenzi
Robert T. DeVincenzi
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert T. DeVincenzi Robert T. DeVincenzi	Director, President and Chief Executive Officer (Principal Executive Officer)	February 11, 2009

/s/ Steven G. Larson Steven G. Larson	Vice President of Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 11, 2009

/s/ Bernard C. Bailey* Bernard C. Bailey	Chairman of the Board and Director	February 11, 2009

/s/ Donald E. Mattson* Donald E. Mattson	Vice Chairman of the Board and Director	February 11, 2009

/s/ Arthur H. Hausman* Arthur H. Hausman	Director	February 11, 2009

/s/ Albert J. Moyer* Albert J. Moyer	Director	February 11, 2009

/s/ Walter F. Walker* Walter F. Walker	Director	February 11, 2009

* By Steven G. Larson, attorney in fact

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